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                                                                   EXHIBIT 10.14


                                PARENT GUARANTEE

         THIS PARENT GUARANTEE (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guarantee"), is made and entered into as of May 31, 2002, by EnPro Industries, Inc. (the "Guarantor"), in favor of the financial institutions and their successors and permitted assigns (the "Lenders") which may now be or hereafter become parties to the Credit Agreement (as defined below), the Letter of Credit Issuer (as defined in the Credit Agreement) and BANK OF AMERICA, N.A., for itself and as agent for the Lenders and the Letter of Credit Issuer (the "Agent"; and together with the Lenders and the Letter of Credit Issuer, the "Guaranteed Parties").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Agent, the Lenders, Citicorp USA, Inc., as Syndication Agent, and Coltec Industries Inc, a Pennsylvania corporation ("Coltec"), Coltec Industrial Products LLC, a Delaware limited liability company ("CIP"), Garlock Sealing Technologies LLC, a Delaware limited liability company ("Garlock Sealing"), Garlock Bearings LLC, a Delaware limited liability company ("Garlock Bearing"), Haber Tool Company Inc., a Michigan corporation ("Haber Tool"), and Stemco LLC, a Delaware limited liability company ("Stemco" and, together with Coltec, CIP, Garlock Sealing, Garlock Bearing and Haber Tool, each individually referred to herein as a "Borrower" and collectively as the "Borrowers") propose to enter into that certain Credit Agreement dated as of May 16, 2002 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), providing for the extension of credit by the Lenders to the Borrowers and issuance of Letters of Credit by the Letter of Credit Issuer for the benefit of the Borrowers. When capitalized and used herein, terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement; and

         WHEREAS, the Lenders and the Agent have required, as a condition to the extension of credit and the issuance of Letters of Credit under the Credit Agreement, that the Guarantor execute and deliver this Guarantee.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into, and to extend credit under the Credit Agreement, the Guarantor agrees with the Guaranteed Parties as follows:

         Section 1 THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:

         Section 1.1 Guarantee Of Extensions Of Credit To Borrowers. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties and their successors, endorsees, transferees and assigns, the prompt payment, when and as due (whether at stated maturity, on mandatory prepayment by acceleration or otherwise), and performance of all of the Obligations of the Borrowers under the Credit Agreement and the other Loan
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Documents (including all interest and costs of enforcement or preservation and protection of Collateral payable by the Borrowers under the Credit Agreement or any Loan Document which may at any time accrue with respect to the Obligations of the Borrowers or which would accrue but for the operation of any provision or doctrine with respect to the Bankruptcy Code, as hereinafter defined, and whether or not an allowed claim) (the "Guaranteed Obligations"). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Guaranteed Obligations (any such Person, an "Obligor") and shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guarantee, the Credit Agreement, any other Loan Document or other agreement, document or instrument to which the Guarantor or any Borrower or Obligor is or may become a party;

         (b) the absence of any action to enforce this Guarantee, any other Loan Document or the waiver or consent by the Guaranteed Parties with respect to any of the provisions hereof or thereof;

         (c) the existence, value or condition of, or failure of the Agent to perfect its Lien against, any Collateral or any action, or the absence of any action, by the Agent in respect thereof (including, without limitation, the release of any Collateral);

         (d) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Guarantor or any Borrower or Obligor including, but not limited to, (i) any Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.) or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a Lien by the Guarantor or any Borrower or Obligor as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance or subordination of all or any portion of any Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under Sections 502, 510, 544, 547, 548 or 550 of the Bankruptcy Code;

         (e) any merger or consolidation of the Guarantor or any Borrower or Obligor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Guarantor or any Borrower or Obligor to any other Person;

         (f) any circumstance which might constitute a defense available to, or a discharge of the Guarantor or any Borrower or Obligor (other than the defense of payment of the Obligations);

         (g) any sale, transfer or other disposition of any stock of the Guarantor or any Borrower or Obligor;

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         (h) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (g); or

         (i) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor (other than the fulfillment of the termination requirements under Section 8.12 hereof);

it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations (including all interest and costs of enforcement or preservation and protection of Collateral payable by the Borrowers under the Credit Agreement and the other Loan Documents which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim) or release of the Guarantor by the Guaranteed Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor (and not merely as surety) with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of any Borrower or any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest and costs of enforcement or preservation and protection of Collateral which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Guaranteed Obligations against the Guarantor, any Borrower or any other Person or against any Collateral before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Agent has specifically agreed otherwise in writing. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guarantee and such waivers, the Guaranteed Parties would decline to enter into the Credit Agreement.

         Section 1.2 Demand By The Agent. In addition to the terms of the Guarantee set forth in Section 1.1 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued interest thereon) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Agent, without notice or demand, become due and payable and the Guarantor shall, upon demand in writing therefor by the Agent to the Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in Dollars to the Agent for the ratable benefit of the Guaranteed Parties, in immediately available Federal funds to an account designated by the Agent or at the address

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set forth herein for the giving of notice to the Agent or at any other address that may be specified in writing from time to time by the Agent.

         Section 1.3 Enforcement Of Guarantee. In no event shall the Agent or the Guaranteed Parties have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Person or any Collateral before seeking satisfaction from the Guarantor, and the Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guaranteed Parties' rights hereunder, to exercise any right or remedy which it or they may have against any Collateral. The obligations of the Guarantor hereunder are independent of the obligations of any other Obligor of the Guaranteed Obligations or of any Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other Obligor or any Borrower, and whether or not any such Persons are joined in any such action or actions.

         Section 1.4     Waiver. In addition to the waivers contained in Section
1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Agent or the Guaranteed Parties of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower's or any other Obligor's financial condition or any other fact which might materially increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives notice of default or any failure on the part of any Borrower or any other Obligor to perform and comply with any covenant, term or condition of the Credit Agreement or any other Loan Document. The Guarantor further waives all notices which may be required by statute or rule of law, now or hereafter in effect, to preserve intact any rights against the Guarantor and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guarantee. Without limiting the generality of the foregoing, the Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. The Guarantor hereby waives any requirement on the part of any holder of any note to mitigate the damages resulting from any default under such note. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, its obligations under this Guarantee are not subject to any offsets or defenses against any Guaranteed Party or any Borrower. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses against any Guaranteed Party or any Borrower which may arise in the future.

         Section 1.5 Benefit Of Guarantee. The provisions of this Guarantee are for the ratable benefit of the Guaranteed Parties and their respective successors and permitted transferees, endorsees and assigns, and nothing herein contained shall impair, as among the Borrowers, the Guarantor and the Guaranteed Parties, the obligations of the Borrowers and the Guarantor under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in

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accordance with the terms of the Credit Agreement, any reference to "Guaranteed
Parties" herein shall be deemed to refer equally to such Person or Persons.

         Section 1.6 Modification Of Guaranteed Obligations. If the Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

         (a) make Loans and extend other credit to any Borrower, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from the terms of any Loan Document;

         (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

         (c) amend or modify, in any manner whatsoever, the Loan Documents;

         (d) extend or waive the time for and of the Guarantor's, any Borrower's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (e) take and hold Collateral for the payment of the Guaranteed Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any Collateral to secure any indebtedness of the Guarantor or any Borrower to the Guaranteed Parties;

         (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any Borrower to the Guaranteed Parties;

         (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any Borrower are subordinated to the claims of any of the Guaranteed Parties; and/or

         (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrowers to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;

then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guarantee.

         Section 1.7 Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any of the Borrowers, the Guarantor or any other Person for liquidation or reorganization, in the event any of the Borrowers, the Guarantor or any other Person becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part

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of any of the Borrowers', the Guarantor's or such other Person's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 1.8     Waiver Of Subrogation. THE GUARANTOR HEREBY
IRREVOCABLY WAIVES UNTIL INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTIES AGAINST ANY BORROWER AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST ANY BORROWER OR ANY OTHER OBLIGOR WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

         Section 1.9 Continuing Guarantee; Transfer Of Notes. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment and performance in full (including after the Termination Date) of the Guaranteed Obligations and termination of the Lenders' Commitments, (ii) be binding upon the Guarantor and its successors and permitted transferees and assigns, and (iii) inure, together with the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns. Without limiting the generality of foregoing clause (iii), any Lender or the Agent may, except as limited by the express terms of the Credit Agreement, assign or otherwise transfer any note or Commitment held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise.

         Section 1.10 Real Property Security. The Guarantor agrees that the Agent or its designee, in its sole discretion, without notice or demand and without affecting the liability of the Guarantor under this Guarantee, may foreclose, pursuant to the terms of the Loan Documents and/or applicable law, on any mortgages and the interests in real property secured thereby by nonjudicial or other sale. The Guarantor understands that the exercise by any Guaranteed Party or the Agent, or any of them, of certain rights and remedies contained in the Credit Agreement may affect or eliminate the Guarantor's right of subrogation and reimbursement against the Borrowers and any other Obligors and that the Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, the Guarantor hereby authorizes and empowers the Agent, any Lender and the Letter of Credit Issuer to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. The Guarantor waives all rights and defenses arising out of an election of remedies by the Guaranteed Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed


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Obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against any Borrower or other Obligor by the operation of law or otherwise. Notwithstanding any foreclosure of the lien of any mortgage with respect to any or all real or personal property secured thereby, whether by the exercise of any power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Guarantor shall remain bound under this Guarantee, including its obligation to pay any deficiency after a nonjudicial foreclosure.

         Section 2 SUBORDINATION OF OTHER OBLIGATIONS. Unless waived by the Agent and the requisite number of Lenders in accordance with the Credit Agreement, any indebtedness of any Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of any Borrower to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Guaranteed Parties and shall forthwith be paid over to the Agent for the benefit of the Guaranteed Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.

         Section 3 DELIVERIES. In a form satisfactory to the Agent, the Guarantor shall deliver to the Agent, concurrently with the execution of this Guarantee, the other Loan Documents and instruments, certificates and documents as are required to be delivered by the Guarantor to the Guaranteed Parties under the conditions to closing set forth in the Credit Agreement unless such conditions are waived by the Agent.

         Section 4     REPRESENTATIONS AND COVENANTS

         Section 4.1 Organization and Qualification. The Guarantor is duly incorporated and validly existing in good standing under the laws of the state of North Carolina which is the only jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business as of the Closing Date.

         Section 4.2 Authorization, Validity and Enforceability of this Agreement. The Guarantor has the power and authority to execute, deliver and perform this Agreement and to guaranty the Guaranteed Obligations. The Guarantor has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement. This Agreement has been duly executed and delivered by the Guarantor, and constitutes the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing. The Guarantor's execution, delivery, and performance of this Agreement does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Guarantor or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which the Guarantor is a party or which is binding upon it, (b) any Requirement of Law applicable to the Guarantor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Guarantor or the limited liability company agreement of any of its Subsidiaries.


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         Section 4.3      Covenants. The covenants set forth in the Credit
Agreement which are applicable to the Guarantor as indicated therein are hereby incorporated into this Section 4.3 by reference and the Guarantor hereby agrees to comply with each such covenant which is applicable to the Guarantor. In addition to the foregoing, the Guarantor hereby covenants to comply with each of the covenants set forth in Sections 7.9 (Mergers, Consolidations or Sales), 7.13
(Debt), 7.14 (Prepayment), 7.17 (Business Conducted), 7.18 (Liens), 7.19 (Sale and Leaseback Transactions) and 7.20 (New Subsidiaries) of the Credit Agreement as if references to a "Borrower" thereunder were references to the Guarantor, and such covenants are hereby incorporated herein mutatis mutandis; provided that notwithstanding the foregoing, the Guarantor shall be permitted to make loans to any Excess Collateral Provider provided that such loans (i) are subordinated to the Guarantor's obligations hereunder pursuant to the terms of the Intercompany Subordination Agreement and (ii) are pledged to the Agent as additional security for the Guarantor's obligations hereunder.

         Section 5 FURTHER ASSURANCES. The Guarantor agrees, upon the written request of the Agent, and at the Guarantor's expense, to execute and deliver to the Agent, from time to time, any additional instruments or documents considered necessary by the Agent to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

         Section 6     PAYMENTS FREE AND CLEAR OF TAXES.

         Section 6.1 Payment of Taxes. Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 6) such Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

         Section 6.2 Other Taxes. In addition, the Guarantor agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made hereunder, (ii) from the transfer of the rights of any Guaranteed Party hereunder to any transferee, or (iii) from the execution or delivery by the Guarantor of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by any Guaranteed Party of its rights hereunder (hereinafter referred to as "Other Taxes").

         Section 6.3 Indemnification. The Guarantor hereby indemnifies each Guaranteed Party for the full amount of (i) Taxes imposed on or with respect to amounts payable hereunder (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this
Section 6), (ii) Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this
Section 6), and (iii) any liability (including penalties, interest and reasonable expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 15 days from the date of such Guaranteed Party certifying and setting forth in

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reasonable detail the calculation thereof as to the amount and type of such
Taxes. Any such certificate submitted by the Guaranteed Party shall, absent manifest or demonstrable error, be final, conclusive and binding on all parties.

         Section 6.4 Receipts. Within 30 days after having received a receipt of Taxes or Other Taxes, the applicable Guarantor will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

         Section 6.5 Survival. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 6 shall survive the payment in full of the Guaranteed Obligations and termination of the Lenders' Commitments.

         Section 7 RIGHT OF SET-OFF. In addition to and not in limitation of all rights of offset that any Guaranteed Party or other holder of a note may have under applicable law or under any Loan Document, each Guaranteed Party, other holder of a note and/or their respective Affiliates shall upon the occurrence and during the continuation of any Event of Default and whether or not such Guaranteed Party or such holder has made any demand or the Guarantor's obligations are matured, have the right to appropriate and apply to the payment of each of the Guarantor's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Guaranteed Party, other holder and/or their respective Affiliates to the Guarantor, whether or not related to this Guarantee or any transaction hereunder. The Agent agrees that, upon the Agent's receipt of notice that a Guaranteed Party has exercised any rights of set-off hereunder, the Agent shall promptly send notice to the Guarantor in accordance with Section 8.5 hereof; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 8     MISCELLANEOUS.

         Section 8.1 Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee shall be effective only if made or given in compliance with all of the terms and provisions of Section 11.1 of the Credit Agreement.

         Section 8.2 Expenses. The Guarantor shall promptly pay to the Agent, for the ratable benefit of the Guaranteed Parties, the amount of any and all costs and expenses of the Guaranteed Parties (both before and after the execution hereof) in connection with any matters contemplated by or arising out of this Guarantee or any of the Loan Documents whether (a) costs and expenses of the Agent to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Guarantee or any other Loan Document to which the Guarantor is a party or (ii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guarantee or any other Loan Document, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guarantee or any other Loan Document


                                       9
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or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving the Guarantor, or (d) to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Guaranteed Obligations, including all reasonable fees and expenses of attorneys and paralegals.

         Section 8.3 Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Guarantee.

         Section 8.4 Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantee in any jurisdiction.

         Section 8.5     Notices. All notices, requests and other communications
(a) to the Agent hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery services, with all charges prepaid and shall be given to the Agent at its address or cable or telecopy number for notices as set forth in Section 13.8 of the Credit Agreement and (b) to the Guarantor hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery services, with all charges prepaid and shall be given to the Guarantor at its address, cable or telecopy number set forth on the signature page or such other address or cable or telecopy number as such party may hereafter specify by notice to the other party. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being sent, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         Section 8.6 Remedies Cumulative. Each right, power and remedy of the Guaranteed Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Guaranteed Parties to exercise any such right, power or remedy shall operate as a waiver thereof.

         Section 8.7 Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.

         Section 8.8 Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of the Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this


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

Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         Section 8.9 Financial Status. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower and any and all endorsers and/or other Obligors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the Guarantor, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which pursuant to accepted or reasonable commercial lending practices the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

         Section 8.10 Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and transferees and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns as permitted under the Credit Agreement. No Guarantor may assign this Guarantee.

         Section 8.11 Non-Waiver. The failure of the Guaranteed Parties to exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Guaranteed Parties, nor excuse the Guarantor from its obligations hereunder.

         Section 8.12 Termination. Subject to the provisions of Sections 1.7 and 6.5, this Guarantee shall terminate upon the receipt by each of the Guaranteed Parties of the payment (or prepayment) and performance in full of the Guaranteed Obligations and any other amounts which may be owing hereunder and termination of the Lenders' Commitments, or the written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. At the time of such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guarantee. The Agent may release the obligations of the Guarantor hereunder to the extent permitted pursuant to the terms of the Credit Agreement

         Section 8.13 Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

         Section 8.14 Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTEE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE, WHETHER SOUNDING IN CONTRACT,

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

TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF NORTH CAROLINA.

         Section 8.15     SUBMISSION TO JURISDICTION; WAIVERS.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE WESTERN DISTRICT OF NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS;

         (b) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW;

         (c) THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS

SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS;

         (d) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

         (e) THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

         Section 8.16 Limitation Of Liability. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO CLAIM MAY BE MADE BY THE GUARANTOR OR THE AGENT OR ANY OTHER PERSON AGAINST THE AGENT, THE GUARANTOR OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GUARANTOR AND THE AGENT EACH HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         Section 8.17 Payments. Notwithstanding any provision to the contrary herein or in any Loan Document, all payments made under or in connection with this Guarantee and the other Loan Documents shall be in lawful currency of the United States.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                  ENPRO INDUSTRIES, INC.



                                  By: /s/   Robert Rehley
                                      ---------------------------------------
                                  Robert Rehley, Vice President and Treasurer

                                  Address: 5605 Carnegie Boulevard
                                           Charlotte, North Carolina 28209-4674

                                  Facsimile: 704-423-7587